Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271984

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 16, 2023, as amended)

Pre-Funded Warrants to Purchase up to 454,752 American Depositary Shares

Xylo Technologies Ltd., (the “Company” or “we”) is offering (the “Registered Direct Offering”) Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 454,752 American Depositary Shares (“ADS”), each ADS representing 40 of our ordinary shares, no par value (“Ordinary Shares”), directly to an institutional investor (“Investor”) pursuant to this prospectus supplement and the accompanying prospectus and a warrants purchase agreement, dated as of November 15, 2024, by and between the Company and the Investor (the “Registered Direct Purchase Agreement”).

The Pre-Funded Warrants are being sold at a purchase price of $2.20 minus $0.001 per Pre-Funded Warrant, and are exercisable immediately at an exercise price of $0.001 per share.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “XYLO.” On November 14, 2024, the last reported sale price of the ADSs on the Nasdaq Capital Market was $2.82 per ADS. The highest aggregate market value of our outstanding ADSs held by non-affiliates within the 60 days prior to this prospectus supplement was approximately $3.3 million.

As of November 14, 2024, the aggregate market value of our outstanding ADSs held by non-affiliates, or the public float, was approximately $3.3 million, which was calculated based on 29,893,293 Ordinary Shares (or 747,332 ADSs) outstanding as held by non-affiliates at a price of $4.4 per ADS, the closing price of our ADSs on September 16, 2024. During the 12 calendar months prior to, and including, the date of this prospectus, we sold no securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page 2 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Pre-Funded Warrant		Total
Offering price	$2.20	(1)	1,000,000
Proceeds, before expenses, to us			$1,000,000

(1)	Assumes the exercise of each Pre-Funded Warrant at a price of $0.001 per ADS.

The Registered Direct Offering is expected to close on or about November 17, 2024, subject to satisfaction of customary closing conditions. We have not arranged to place the funds from any investors in a third-party escrow, trust or similar account.

The date of this prospectus supplement is November 15, 2024.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Pre-Funded Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 16, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our ADSs. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares of Ordinary Shares, ADSs and warrants to purchase our Ordinary Shares or ADSs. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “XYLO,” “Xylo,” “the Company,” “we,” “us,” “our” and similar references refer to Xylo Technologies Ltd., a company incorporated under the laws of the state of Israel, and its subsidiaries and affiliates.

The Xylo logo and other trademarks of Xylo Technologies Ltd. appearing in this prospectus are the property of Xylo Technologies Ltd. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 20-F for the year ended December 31, 2023, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

The activities carried out by us and our subsidiaries are focused on internet and other online-related technologies, e-commerce, medical-related devices, products and safety systems for drones and the electric vehicle (EV) sector.

As of June 30, 2024, our internet-related activities include ad-tech operations through our stake in Gix Internet in which held 45.75% of its outstanding share capital. Our internet related activities also include our investment in Eventer, an online – event management and ticketing platform in which we held, as of June 30, 2024, 46.21% of its outstanding share capital.

Our medical related activities include: innovative surgical devices with direct visualization capabilities for the treatment of Gastroesophageal Reflux Disease using Ultrasonic Surgical Endostapler, or MUSE and Polyrizon’s development of biological gels designed to protect patients against biological threats and reduce intrusion of allergens and viruses through the upper airways and eye cavities.

As of June 30, 2024, our activity in the EV sector includes developing both wireless vehicle battery charging technology and three modular EVs through our stake in Charging Robotics Inc. in which we held 67% of its outstanding share capital, with an option to increase our holdings to 71% of the outstanding share capital based on predetermined milestones.

As of June 30, 2024, our activity in the drone products and safety field is conducted through our stake in Parazero Technologies Ltd. in which we held 18.09% of its outstanding share capital.

As of June 30, 2024, our activity in the real estate sector includes acquiring, renovating, developing, managing, selling and otherwise dealing with commercial property located in Miami, Florida, through our majority held subsidiary, Zig Miami 54 LLC, in which we held 60% of its outstanding share capital.

Company Information

Our registered office and principal place of business is located at 10 Hanechoshet, 4th Floor, Tel-Aviv 6971072, Israel; Tel: +972 8646 6880. Our website address is http://medigus.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer:	Xylo Technologies Ltd.

Pre-Funded Warrants offered by us:	Pre-Funded Warrants to purchase up to 454,752 ADSs.

Offering price per Pre-Funded Warrant:	The purchase price of each Pre-Funded Warrant equals $2.20 minus $0.001, the exercise price per share of each Pre-Funded Warrant. This offering also relates to ADSs issuable upon exercise of any Pre-Funded Warrants sold in this offering and the Ordinary Shares represented by such ADSs. The exercise price and number of ADSs issuable upon exercise will be subject to certain further adjustment as described herein. See “Description of Securities We Are Offering” on page S-7.

ADSs outstanding immediately after the offering:	454,752 ADSs, which assumes that all of the Pre-Funded Warrants issued in this offering are exercised.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes.

Listing	Our ADSs are listed on the Nasdaq Capital Market under the symbol “XYLO.”

Risk Factors	See “Risk Factors” included in this prospectus supplement, the accompanying prospectus and otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of factor that you should consider before purchasing our ADSs.

The number of our ADSs to be outstanding immediately after this offering is based on 28,851,761 Ordinary Shares (or 721,294 ADSs) outstanding as of June 30, 2024, and excludes as of that date: (i) 1,627,500 shares of our Ordinary Shares reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $1.81 per share; (ii) 431,149 Ordinary Shares reserved for issuance pursuant to our 2023 Share Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or to purchase Ordinary Shares, and no settlement of restricted stock units, in each case since June 30, 2024.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors described below and set forth in the “Risk Factors” section of the Annual Report on Form 20-F for the year ended December 31, 2023, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before deciding to invest in our ADSs. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. If any of such risks occur, our business, financial condition, results of operations and the value of our ADSs could be materially and adversely affected. In such case, you may lose all or part of your investment in our ADSs.

Risks Related to This Offering

The offering price of the securities was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our ADSs.

Our Board approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our articles of association; the current market price of our ADSs; trading prices of our ADSs over time; the volatility of our ADSs; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the ADSs.

Substantial future sales or other issuances of our Ordinary Shares or ADSs could depress the market for our ADSs.

Sales of a substantial number of shares of our Ordinary Shares, ADSs or other securities, or the perception by the market that those sales could occur, could cause the market price of our ADSs to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

An aggregate 454,752 Pre-Funded Warrants to purchase ADSs are being issued in this offering. All such warrants issued are exercisable immediately.

Future issuances of our Ordinary Shares, ADSs or other equity securities could further depress the market for our ADSs.

We expect to continue incurring general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our Ordinary Shares, ADSs or other equity securities may adversely affect the market price of our ADSs and our ADSs price may decline substantially. Our ADS holders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing ADSs.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Future issuances of Ordinary Shares, ADSs or other securities may cause significant dilution of equity interests of existing holders of ADSs and decrease the market price of shares of our ADSs.

We have previously issued options and equity awards that are exercisable into a significant number of our Ordinary Shares and/or ADSs. Should existing holders of options or equity awards exercise their securities into our Ordinary Shares and/or ADSs, it may cause significant dilution of equity interests of existing holders of our ADSs and reduce the market price for our ADSs.

You may experience further dilution if we issue additional equity securities in future transactions.

To raise additional capital, we may in the future issue additional Ordinary Shares, ADSs or other securities convertible into or exchangeable for our Ordinary Shares and/or ADSs at prices that may not be the same as the price per share in this offering. We may issue shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in this offering, and investors acquiring shares or other securities in the future could have rights superior to existing ADS holders. The price per share at which we issue additional Ordinary Shares, ADSs or securities convertible or exchangeable into Ordinary Shares and/or ADSs, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Pre-Funded Warrants in this offering will be approximately $0.98 million. Net proceeds are what we expect to receive after paying expenses of this offering. These estimates exclude the proceeds, if any, from the exercise of the Pre-Funded Warrants sold in this offering.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and short-term investments, for general corporate and working capital purposes, including for potential acquisitions. The amounts and timing of our actual expenditures will depend on numerous factors and as a result we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. Our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

We have not paid any cash dividends on our Ordinary Shares to date, and we do not expect to pay cash dividends in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors. There are no non-statutory restrictions on our present ability to pay dividends. Any future determination to pay dividends will be made at the discretion of our board of directors.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of the Pre-Funded Warrants and the as-adjusted net tangible book value per share of our ADSs immediately after the Registered Direct Offering.

Our historical net negative tangible book value as of June 30, 2024, was approximately $(1.6) million, or $(0.06) per Ordinary Share $(2.22) per ADS, based on 28,851,761 Ordinary Shares or 721,294 ADSs outstanding as of June 30, 2024. Net negative tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of June 30, 2024.

After giving effect to the issuance and sale in the Registered Direct Offering of 454,752 ADSs pursuant to the assumed exercise of the 454,752 Pre-Funded Warrants at a price per ADS of $2.199 and after deducting estimated offering expenses payable by us, our as-adjusted net negative tangible book value as of June 30, 2024 would have been $(0.6) million, or approximately $(0.53) per ADS or $(0.01) per Ordinary Share. This represents an immediate decrease in net negative tangible book value of $1.69 per ADS or $0.04 per Ordinary Share to our existing ADS holders and holders of Ordinary Shares and an immediate dilution of $2.73 per ADSs or $0.07 per Ordinary Shares to purchasers of ADSs in this offering, as illustrated in the following table:

Offering price Pre-Funded Warrants	$2.199
Historical net tangible book value per ADS as of June 30, 2024	$(2.22)
Increase in net tangible book value per ADS attributable to the Registered Direct Offering	$1.69
As-adjusted net tangible book value per ADS as of June 30, 2024 after the Registered Direct Offering	$(0.53)
Dilution per ADS to purchasers of the Pre-Funded Warrants in the Registered Direct Offering	$2.73

The information set forth above is based on 28,851,761 Ordinary Shares outstanding as of June 30, 2024, and excludes as of that date: (i) 1,627,500 shares of our Ordinary Shares reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $1.81 per share; and (ii) 18,621,229 Ordinary Shares reserved for issuance upon settlement of restricted and deferred stock units. It also assumes full exercise of the Pre-Funded Warrants.

The above illustration of dilution per share to investors participating in the Registered Direct Offering assumes no exercise of outstanding options or equity awards into Ordinary Shares. The exercise of outstanding options or equity awards having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We will enter into purchase agreement(s) directly with investors in connection with this offering and we will only sell securities offered hereby to investor(s) which have entered into purchase agreements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about November 17, 2024, subject to satisfaction of customary closing conditions.

The Registered Direct Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The Registered Direct Purchase Agreement and form of Pre-Funded Warrant are included as exhibits to a Report on Form 6-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which will be filed as an exhibit to a Report on Form 6-K in connection with the Registered Direct Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.001. The Pre-Funded Warrants are immediately exercisable and will expire when exercised in full. The exercise price and number of Ordinary Shares or ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise. No fractional ADSs or Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of ADSs, and the Ordinary Shares represented by the ADSs, the holder of the Pre-Funded Warrants do not have the rights or privileges of holders of ADSs or Ordinary Shares, including any voting rights, until such Pre-Funded Warrants holder exercise their Pre-Funded Warrants.

LEGAL MATTERS

Certain legal matters governed by Israeli law will be passed upon for us by Meitar Law Offices, 16 Abba Hillel Road, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Xylo Technologies Ltd.’s Report on Form 20-F as filed with the SEC on April 22, 2024, have been incorporated by reference herein in reliance upon the report of Brightman Almagor Zohar and Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TAXATION

Following is a general discussion of the material U.S. federal income tax considerations and Israeli tax consequences concerning the acquisition, ownership and disposition of our ADSs. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our Ordinary Shares. This discussion is included for general information purposes only, does not purport to be complete, and does not constitute and is not a tax opinion or tax advice to any investor. You should consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any U.S. state, local, non-U.S. or other taxing jurisdiction.

Material United States Federal Income Tax Considerations

The following discussion describes material United States federal income tax considerations relating to the acquisition, ownership, and disposition of the securities offered by this prospectus supplement (the “Securities”) by a U.S. Holder (as defined below) that acquires the Securities in this offering and holds them as a capital asset. This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. In addition, this section is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreements will be performed in accordance with its terms. This discussion does not address the tax consequences to a U.S. Holder under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Securities that, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States,

●	a domestic corporation (or other entity taxable as a corporation);

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election under the Treasury regulations is in effect for the trust to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Securities, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for United States federal income tax purposes) and their partners should consult their own tax advisors.

A “Non-U.S. Holder” is a beneficial owner of our Ordinary Shares that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, broker and dealers in securities or currencies, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, pension plans, persons that hold our shares as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax or whose “functional currency” is not the U.S. dollar, persons that are subject to the “applicable financial statement” rules under Section 451(b) of the Code, U.S. Holders whose functional currency is not the U.S. Dollar or persons who own (directly or constructively) 10 percent or more of our shares by vote or value).

In general, and taking into account the earlier assumptions, for United States federal income tax purposes, a holder of ADSs will be treated as the owner of the Ordinary Shares represented by those ADSs. Exchanges of Ordinary Shares for ADSs, and ADSs for Ordinary Shares, generally will not be subject to United States federal income tax.

This discussion addresses only U.S. Holders and does not discuss any tax considerations other than United States federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state, and local, and non-United States tax consequences of the purchase, ownership, and disposition of the Securities.

Tax Treatment of Pre-Funded Warrants

Although the law is not completely settled in the area, Pre-Funded Warrants should be treated as ADSs for U.S. federal income tax purposes.  Accordingly, a U.S. Holder will not be required to recognize taxable gain or loss upon the exercise of a Pre-Funded Warrant for an ADS.  Any person that receives Pre-Funded Warrants in this offering should consult their own tax advisor regarding the application of the U.S. federal income tax laws to their particular situation. The remainder of this summary assumes that the Pre-Funded Warrants will be treated as ADSs for U.S. federal income tax purposes and references to the ADS shall include Pre-Funded Warrants to the extent applicable.

Dividends

We do not expect to make any distribution with respect to the Securities. However, if we make any such distribution, under the United States federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income for a U.S. Holder and subject to United States federal income taxation. To the extent a distribution with respect to the Securities exceeds our current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s investment, up to the holder’s adjusted tax basis in the Securities, and, thereafter, as capital gain, which is subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition.” However, we do not compute our earnings and profits using U.S. federal income tax concepts. Accordingly, U.S. Holders should expect that any distributions by us with respect to the Securities will be treated as dividends for U.S. federal income tax purposes.

Dividends paid to a noncorporate U.S. Holder that constitute qualified dividend income will be taxable at a preferential tax rate applicable to long-term capital gains of, currently, a maximum rate of 20 percent, provided that the U.S. Holder holds the Securities for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. If we are treated as a PFIC, dividends paid to a U.S. Holder will not be treated as qualified dividend income. If we are not treated as a PFIC, dividends we pay with respect to the Securities generally may be qualified dividend income, provided that the holding period requirements are satisfied by the U.S. Holder. A U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us, which deduction is otherwise available to a corporate U.S. Holder in respect of dividends received from a domestic corporation.

A U.S. Holder must include any Israeli tax withheld from the dividend payment in the gross amount of the dividend even though the holder does not in fact receive it. The dividend is taxable to the holder when the holder, in the case of Ordinary Shares, or the Depositary, in the case of ADSs, receives the dividend, actually or constructively. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the NIS payments made, determined at the spot NIS/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends paid with respect to the Securities will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Subject to certain limitations, the Israeli tax withheld in accordance with the U.S.-Israel Tax Treaty (the “Treaty”) and paid over to Israel will be creditable or deductible against a U.S. Holder’s United States federal income tax liability.

Gain on sale, exchange or other taxable disposition

Subject to the PFIC rules described below under “—Passive Foreign Investment Company Considerations,” a U.S. Holder that sells, exchanges or otherwise disposes of the Securities in a taxable disposition generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. Dollar value of the amount realized and the holder’s tax basis, determined in U.S. Dollars, in the Securities. Gain or loss recognized on such a sale, exchange or other disposition of the Securities generally will be long-term capital gain if the U.S. Holder’s holding period in the Securities exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations. However, if we are a PFIC, any such gain will be subject to the PFIC rules, as discussed below, rather than being taxed as a capital gain.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of our Ordinary Shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. An accrual basis taxpayer who does not make such election may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. Holder realizes will be U.S. source ordinary income or loss.

Please consult your tax advisor regarding the proper treatment of foreign currency gains or losses with respect to a sale or other disposition of the Securities.

As discussed below under the heading “Israeli Tax Considerations - Taxation of Our Shareholders,” a U.S. Holder who holds Securities through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gains recognized on a sale or other disposition of the Securities. Any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Passive foreign investment company considerations

Based on our income and assets, we do not anticipate being treated as a PFIC for the current taxable year. However, the determination of our status is made annually based on the factual tests described below. Consequently, no assurance can be given that we will not be treated as a PFIC for U.S. federal income tax purposes for the current or future taxable years. If we were classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the Securities.

We will be treated as a PFIC for any taxable year in which at least 75 percent of our gross income is “passive income” or at least 50 percent of the average percentage of our assets during the taxable year, measured based on the average of the fair market values of the assets determined at the end of each quarterly period, are assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether we are a PFIC, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest (by value) is taken into account.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the ADSs and Pre-Funded Warrants, our PFIC status will also depend in large part on the market price of the Securities, which may fluctuate significantly.

Excess distribution rules

If we were a PFIC with respect to a U.S. Holder, then unless the holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (a) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the Securities) and (b) any gain realized on the sale or other disposition of the Securities. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any losses for such years. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Dividends”.

A U.S. Holder that holds the Securities at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such Securities as shares or ADSs in a PFIC, even if we no longer satisfy the income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such Securities had been sold on the last day of the last taxable year for which we were a PFIC.

Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the Securities ADSs, as described below.

QEF election

If we were a PFIC, the rules above would not apply to a U.S. Holder that makes an election to treat the Securities as stock of a “qualified electing fund” or QEF. A U.S. Holder that makes a QEF election is required to include in income its pro rata share of our ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively. A U.S. Holder makes a QEF election generally by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return for the year beginning with which the QEF election is to be effective (taking into account any extensions). A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, we must annually provide or make available to the holder certain information. We do not currently intend to prepare or provide to U.S. Holders the information required to make a valid QEF election.

Mark-to-market election

If we were a PFIC, the rules above also would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the Securities, but this election will be available with respect to the Securities only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. In addition, a mark-to-market election generally could not be made with respect to the stock of any of our subsidiaries unless that stock were itself marketable stock, and the election may therefore be of limited benefit to a U.S. Holder that wants to avoid the excess distribution rules described above. Shares or ADSs will be marketable stock if they are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a non-U.S. exchange or market that meets certain requirements under the Treasury regulations. Shares or ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on Nasdaq and, accordingly, provided the ADSs are regularly traded, the mark-to-market election will be available to a U.S. Holder of ADSs if we are a PFIC.

A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) our ADSs and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such ADSs. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the r ADSs over the fair market value of such ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such ADSs included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in such ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of our ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the shares cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the ADSs but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.

PFIC reporting obligations

A U.S. Holder of PFIC shares must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a QEF election or a mark-to-market election with respect to the Securities.

Medicare tax

Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of the Securities. A U.S. Holder that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of any investment in the Securities.

Information reporting with respect to foreign financial assets

Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Asset) with respect to the Securities for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the Securities. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.

Information reporting and backup withholding

In general, information reporting may apply to dividends in respect of the Securities and the proceeds from the sale, exchange or redemption of Securities that are paid to a holder of Securities within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of Securities fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fails to report in full dividend and interest income.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the Internal Revenue Service. You should consult your own tax advisors regarding the backup withholding tax and information reporting rules.

Israeli Tax Considerations

This section contains a general discussion of certain material Israeli tax consequences concerning the acquisition, ownership, and disposition of our ADSs underlying the Pre-Funded Warrants purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the accuracy of the tax consequences described below. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% of a company’s taxable income. Capital gains derived by an Israeli resident company are subject to tax at the regular corporate tax rate.

Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The research and expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	the research and development is for the promotion of the company; and

●	the research and development is carried out by or on behalf of the company seeking such tax deduction, or that the expenditure is made by a person that carries out the research and does not own an enterprise which is engaged in the field of research, or that such expenditure constitutes participation in research carried out by another person, in both cases, subject to the fulfillment of certain criteria set forth in Israeli tax law.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Tax Ordinance”). Capital expenditures for scientific research incurred by a company for the promotion or development of the company, which do not meet the above conditions, are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Taxation of Our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Shareholders. The Tax Ordinance generally imposes a capital gains tax on the disposition of capital assets by a non-Israeli resident for tax purposes if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, (iii) represent, directly or indirectly, rights to assets or inventory located in Israel or (iv) represent, directly or indirectly, rights in a non-Israeli resident corporation the majority of which is the rights to assets located in Israel, unless a specific exemption is available under the Israeli domestic law or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real capital gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s tax basis attributable to an increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate between the date of purchase and the date of disposition. Inflationary surplus is not currently subject to tax in Israel. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Real capital gains would generally be subject to tax at the ordinary corporate tax rate (23% in 2024), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis based on a contract holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation or order someone who holds any of the aforesaid rights on how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2024) and a marginal tax rate of up to 47% for an individual in 2024 (excluding excess tax as discussed below)), unless contrary provisions in a relevant tax treaty apply. If the individual claims a deduction of interest and linkage fluctuation expenses in connection with the purchase or holding of the shares, the gain will generally be taxed at a fixed rate of 30% until the promulgation of regulations setting forth the rules and conditions for deduction of real interest and linkage differentials pursuant to Sections 101A(a)(9) and 101A(b) of the Tax Ordinance.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the registration of the shares on the Tel Aviv Stock Exchange or on a regulated market outside of Israel (such as NASDAQ) should be exempt from Israeli capital gains tax unless, among other things, (i) the capital gain derived from the sale of shares was attributed to a permanent establishment that the non-Israeli resident shareholder maintains in Israel or (ii) the Israeli resident company is classified as a real estate investment trust or ceased to be a real estate investment trust (as defined in the Tax Ordinance). Non-Israeli “body of persons” (as defined under the Tax Ordinance, which includes corporate entities, partnerships and other entities) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli entity. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended (the “the U.S.-Israel Tax Treaty”), the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment that the shareholder maintains in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company at any time in the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our Ordinary Shares would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of our Ordinary Shares, the payment of consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority (the “ITA”) may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or to obtain a specific exemption from the ITA to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold Israeli taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of up to two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the ITA might be required.

A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 30 of each calendar year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Tax Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made and (iii) the taxpayer if an individual is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.

Capital Gains Taxes Applicable to Israeli Resident Shareholders. Generally, an Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2024). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Tax Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2024). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (described above) at the time of receiving the dividend or any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our Ordinary Shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance).

For example, under the U.S.-Israel Tax Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise, Benefited Enterprise or Preferred Enterprises (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959) and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest. The aforementioned rates under the U.S.-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident maintained in Israel.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer, if an individual, is not obliged to pay Excess Tax (as further explained below).

Taxation of Israeli Shareholders on Receipt of Dividends. A distribution of dividends to an Israeli resident individual, will generally be subject to withholding tax at a rate of 25% or 30% if the dividend recipient is a substantial shareholder (as defined above) at the time of distribution or at any time during the preceding 12-month period and the shares are not held through a nominee company. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel (although, if such dividends are subsequently distributed to non-Israeli individuals or a non-Israeli company, withholding tax at a rate of 25% (or 30% if the dividend recipient is a substantial shareholder (as defined above)) or such lower rate as may be provided if an applicable tax treaty will apply (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance). An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance is exempt from tax on dividend.

Excess Tax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 721,560 for 2024 (which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gain.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://medigus.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3, as amended, filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ADSs offered hereby, you should refer to the complete registration statement on Form F-3, as amended, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	The Company’s report of foreign private issuer on Form 6-K furnished to the SEC on April 22, 2024, May 15, 2024, May 21, 2024, May 28, 2024, June 6, 2024, July 30, 2024, Augusts 14, 2024, August 15, 2024, September 20, 2024, September 25, 2024 and October 31, 2024

●	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 22, 2024 (File No. 001-37381); and

●	The description of our Ordinary Shares, of no par value, and the American Depositary Shares representing the Ordinary Shares, contained in the Company’s Annual Report on Form 20-F filed with the Commission on May 7, 2015, as updated by exhibit 2.2 to the Company’s Annual Report on 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 22, 2024 (File No. 001-37381), and any amendment or report filed for the purpose of further updating that description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at 10 Hanechoshet, 4th Floor, Tel-Aviv 6971072, Israel; Tel: +972 8646 6880; attention: Tali Dinar, Chief Financial Officer.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2023

PROSPECTUS

$30,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

MEDIGUS LTD.

We may offer to the public from time to time in one or more series or offerings up to $30,000,000 in the aggregate American Depositary Shares, or ADSs, ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents fifteen (15) ordinary shares, of no par value.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are traded on the Nasdaq Capital Market under the symbol “MDGS”. Our Series C Warrants have been listed on the Nasdaq Capital Market since July 2018, under the symbol “MDGSW”. Each Series C Warrant will expire in July 2023. On May 12, 2023, the last reported closing price of our ADSs and Series C Warrants on the Nasdaq Capital Market were $6.70 per ADS and $0.0807 per Series C Warrant.

On May 16, 2023, the aggregate market value of our ordinary shares held by non-affiliates was approximately $10,500,000 based on 24,118,050 ordinary shares outstanding held by non-affiliates and a per ordinary share price of $6.57 based on the closing sale price of our ADSs on May 9, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 2 and the “Risk Factors” in “Item 3: Key Information- D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $30,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such an offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus, any prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “Medigus,” “our Company” or the “Company” refer to Medigus Ltd., an Israeli company, and its consolidated subsidiaries. The terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States and the terms “EURO,” “EUR,” or “€” refer to Euros, the lawful currency of the member states of the European Union.

ii

OUR COMPANY

Medigus is a company engaged, directly and through its subsidiaries, in activities which are focused on internet and other online-related technologies, e-commerce, medical-related devices and products, safety systems for drones and the electric vehicle (EV) sector.

Our internet-related activities include ad-tech operations through our stake in Gix Internet Ltd., or Gix Internet, in which we currently hold 42.25% of outstanding share capital. We also currently hold 46.21% of the outstanding share capital of Eventer Technologies Ltd., or Eventer, an online event management and ticketing platform.

Our e-commerce activity includes the operations of Jeffs’ Brands Ltd., or Jeffs’ Brands, a subsidiary in which we currently hold 35.94% of its outstanding share capital, and which operates online stores for the sale of various consumer products on the Amazon online marketplace.

Our medical related activities include innovative surgical devices with direct visualization capabilities for the treatment of Gastroesophageal Reflux Disease by the Company using Medigus Ultrasonic Surgical Endostapler, or MUSE and licensing arrangement with Polyrizon Ltd., in which we own 37.03% of its outstanding share capital, in connection with its development of biological gels designed to protect patients against biological threats and reduce intrusion of allergens and viruses through the upper airways and eye cavities.

Our activity in the EV sector includes our ownership of Charging Robotics Ltd., and its 19.99% subsidiary Revoltz Ltd., both develop three modular EVs and wireless vehicle battery charging technology. In April 2023, Charging Robotics Ltd. consummated a share exchange transaction, whereby it became a wholly owned subsidiary of Fuel Doctor Holdings, Inc. As a result, we now hold 67% of the outstanding share capital of Fuel Doctor Holdings, Inc., with options to increase our holdings to 71% of the outstanding share capital based on predetermined milestones.

Our activity in the drones sector is through our stake in Parazero Technologies Ltd., in which we currently hold 40.35% of its outstanding share capital.

Intellectual Property

Our commercial success depends, in part, on obtaining and maintaining patent and other intellectual property protection, in the United States and internationally, for the technologies used in our products. We cannot be sure that any of our patents will be commercially useful in protecting our technology. Our commercial success also depends in part on our non-infringement of the patents or proprietary rights of third parties. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. For additional information see “Item 3. Key information—D. Risk Factors—Risks Related to Our Intellectual Property.”

We, Charging Robotics and GERD IP (hereinafter in this paragraph: “We” or “Us”) own  13 U.S. patents and have one additional pending patent application in the U.S. and two U.S. Provisional Patent Applications. In addition, We own 13 patents that were granted in other countries, including  European patents, which are not valid on their own unless validated in specific European countries as indeed were validated and one allowed European Patent Office patent application and 9 pending patent applications in such other countries. We also own  one pending Paris Convention Treaty (PCT) patent applications. We also have an exclusive license to three patent assets from an academic institute subject to terms agreed in such license agreement that include one issued US patent, one pending PCT and one U.S. Provisional Patent Application.

We cannot be sure that any patents will be granted with respect to any the pending patent applications or with respect to any patent applications filed by us in the future. There is also a significant risk that any issued patents will have substantially narrower claims than those that are currently sought.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” above, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	recent material changes in our strategy;

●	we have a history of operating losses, we may incur additional losses in the future and our ability to grow sales and achieve profitability are unpredictable;

●	we will need additional funding, and if we are unable to do so, we will be forced to reduce or eliminate our operations;

●	the overall global economic and macroeconomic environment;

●	our ability to freely operate our business;

●	certain of our subsidiaries’ dependencies on key employees;

●	changing laws, regulations, standards and contractual obligations related to privacy, data protection and data security and our and our subsidiaries’ ability to comply with them;

●	Gix Internet’s performance;

●	Eventer’s commercial success;

●	Jeffs’ Brands’ commercial success;

●	our ability to sell or license our MUSE™ technology;

●	our ability to secure and maintain intellectual property protections;

●	patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products;

●	disruptions to the Group’s information technology systems due to cyber-attacks or the Group’s failure to upgrade and adjust our information technology systems, may materially impair the Group’s operations, hinder our growth and materially and adversely affect our business and results of operations;

●	regulatory reforms may adversely affect our ability to sell our products profitably;

●	if we fail to comply with the extensive government regulations relating to our business, we may be subject to fines, injunctions and other penalties that could harm our business;

●	raising additional capital by issuing securities may cause dilution to existing shareholders;

●	increased attention to, and evolving expectations for, environmental, social, and governance (ESG) initiatives could adversely impact our business; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for working capital, including research and development related purposes and for potential acquisitions and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, ADSs, warrants, rights, and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $30,000,000.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our amended and restated articles of association and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares and does not purport to be complete.

Our authorized share capital consists of 200,000,000 ordinary shares without par value and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of paid-up ordinary shares and holders of Series C warrants are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors.

Transfer of shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Liability to further capital calls

Our board of directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Election of directors

Under our amended and restated articles of association, our board of directors must consist of at least three and not more than six directors, not including two external directors appointed as required under the Companies Law. Our board of directors currently consists of four members, none of which are external directors, including our chairman of the board of directors, which is also appointed by the general meeting of our shareholders. According to our amended and restated articles of association, which were approved at our annual meeting on June 17, 2022, our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors shall be for a term of office that expires on the third annual general meeting following such election or re-election, such that at each annual general the term of office of only one class of directors will expire. director holds office until the annual general meeting of our shareholders for the year in which his or her term expires and until his or her successor is duly appointed, unless the tenure of such director expires earlier pursuant to the Companies Law upon the occurrence of certain events or unless removed from office by a vote of the holders of at least 65% of the total voting power of our shareholders at a general meeting of our shareholders in accordance with our amended and restated articles of association.

In addition, the board of directors (and, if so determined by the board of directors, the general meeting) may at any time and from time to time appoint any person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number of six directors. In the event of one or more such vacancies in the board of directors, the continuing directors may continue to act in every matter, provided, however, that if the number of directors serving is less than three, than our board of directors may only act in an emergency or to fill the office of a director which has become vacant up to three directors, or for the purpose of convening a general meeting of the Company’s shareholders for the purpose of electing directors to fill any or all vacancies. The office of a director that was appointed by the board of directors to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended was filled would have held office, or in case of a vacancy due to the number of directors serving being less than six, the board of directors shall determine at the time of appointment the class to which the additional director shall be assigned. For further information on the election and removal of directors see “Item 6. Directors, Senior Management and Employees—C. Board Practices” in our Annual Report on Form 20-F for the year ended December 31, 2022.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel.

Shareholder meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our amended and restated articles of association as Special General Meetings. Our board of directors may call Special General Meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	appointment or termination of our auditors;

●	appointment and dismissal of external directors (if applicable);

●	approval of certain related party transactions;

●	director compensation and compensation of the principal executive officer (subject to certain exceptions);

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors.

Voting rights

Voting rights

All our ordinary shares have identical voting and other rights in all respects.

Quorum requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders, present in person or by proxy, holding at least thirty-three and one-third percent (33 1/3%) of the voting rights of the Company, within half an hour from the appointed time, provided, however, that if (i) such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such General Meeting the Company is qualified to use the forms of a “foreign private issuer” under US securities laws, then the requisite quorum shall be shareholders present in person or by proxy and holding ordinary shares conferring in the aggregate at least ten percent (10%) of the voting power of the Company. A meeting adjourned for lack of a quorum will be adjourned to the same day of the following week at the same time and place, or to such other day, time or place (i) if such is stated in the notice of the meeting or (ii) as the chairperson of the general meeting shall determine. At the reconvened meeting, if a quorum is not present within an half an hour, any number of shareholders present in person or by proxy will constitute a lawful quorum.

Vote requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Disclosure of personal interests of a controlling shareholder and approval of transactions” in our Annual Report on Form 20-F. Certain transactions with respect to remuneration of our office holders and directors require further approvals described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Approval of compensation of directors and executive officers” in our Annual Report on Form 20-F. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution. Under our amended and restated articles of association, the removal of an acting director by a vote of the Company’s shareholders requires at least 65% of the voting power of the Company. In addition, certain provisions of our amended and restated articles of association may be amended by a majority resolution adopted by the general meeting of the Company’s shareholders, provided that such amendment was approved prior to the general meeting by at least 75% of the Company’s board of directors then in office and entitled to vote thereon.

Access to corporate records

Under the Companies Law, shareholders are generally provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny these requests if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Alternatively, such an acquisition may be approved pursuant to a private placement approved by the company’s shareholders with the purpose of approving the acquisition of 25% or more, or 45% or more of the company’s voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each member of the board of directors has in the offer or stems therefrom.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholder, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Item 6. Directors, Senior Management and Employees—C. Board Practices—Fiduciary duties and approval of specified related party transactions and compensation under Israeli law—Disclosure of personal interests of a controlling shareholder and approval of transactions” in our Annual Report on Form 20-F for the year ended December 31, 2022).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer agent and registrar

Our transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

The following is a summary description of the ADSs and does not purport to be complete. Each ADS represents 15 ordinary shares (or a right to receive 15 ordinary shares) deposited with The Bank of New York Mellon, located in Manchester, as custodian for the Bank of New York Mellon as the Depositary. Each ADS also represents any other securities, cash or other property which may be held by the Depositary. The Depositary’s office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286.

The form of the deposit agreement for the ADSs and the form of American Depositary Receipt, or ADR, that represents an ADS are filed as exhibits to the Company’s registration statement on Form F-6 with the SEC on May 7, 2015, as amended on October 26, 2020. Copies of the deposit agreement are available for inspection at the principal office of the Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings. As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the NIS only to those ADS holders to whom it is possible to do so. It will hold the NIS it cannot convert for the account of the ADS holders who have not been paid. It will not invest the NIS and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. For more information see “Item 10. Additional Information – E. Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 3, 2023. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the NIS, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution (or ADSs representing those shares).

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended, or the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Israel, and of our Amended Articles or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	●	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	●	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

	●	converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
●	Change the nominal or par value of our shares	The cash, shares or other securities received by the Depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

●	Reclassify, split up or consolidate any of the deposited securities	The Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

●	Distribute securities on the shares that are not distributed to you

●	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the Depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may prerelease ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the prerelease is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the Depository Trust Company, or DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF WARRANTS

 We may issue warrants to purchase ADSs and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information; Incorporation of Information by Reference”. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

 General

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the right to purchase for cash such number of our ordinary shares or our ADSs at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Greenberg Traurig P.A., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this registration statement to the Annual Report on Form 20-F for the year ended December 31, 2022, have been so incorporated in reliance upon the report of Brightman Almagor Zohar and Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

We maintain a corporate website at www.medigus.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 3, 2023; and

●	the description of our ordinary shares and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015, including any subsequent amendment or any report filed for the purpose of further updating such description.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

●	any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of that registration statement, that we specifically identify in such reports as being incorporated by reference in that registration statement

●	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

●	any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Hanechoshet 10, Tel-Aviv, 6971072, Israel Tel: +972 8646 6880

Attention: Tali Dinar, Chief Financial Officer

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

According to our amended and restated articles of association, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Furthermore, our amended and restated articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$3,300
Legal fees and expenses		*
Printer fees and expenses		*
Accountant’s fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and accordingly cannot be estimated at this time.